Conference Call:	Today, Thursday, May 5, 2011 at 10:00 a.m. ET
Dial-in Numbers:	866-395-2657 or 706-902-0717 (International)
Webcast / Replay URL:	www.integramed.com or www.earnings.com
Phone Replay:	800-642-1687 or 706-645-9291 through May 12, 2011
Conference ID #:	60848192

IntegraMed® Q1 Revenue Rose 13% to $64.3M
on Growth in Fertility & Vein Care

Reports Q1 Net Income of $958,000 and Diluted EPS of $0.08

PURCHASE, NEW YORK — May 5, 2011 -- IntegraMed America, Inc. (NASDAQ: INMD), the leader in developing, marketing and managing specialty healthcare facilities in the fertility and vein care markets, announced today results for the first quarter ended March 31, 2011.

	Three Months Ended
	Mar. 31, 2011	Mar. 31, 2010	% Change
Revenues: Attain Fertility Centers1	$48,599	$44,043	+10%
Vein Clinics	15,660	12,981	+21%
Total Revenues	$64,259	$57,024	+13%
Operating Income: Attain Fertility Centers	4,435	4,445	nm
Vein Clinics 2	248	867	-71%
Total Operating Income	$4,683	$5,312	-12%
G&A Costs	$3,041	$3,196	-5%
Net Interest Expense	94	204	-54%
Income Before Inc. Taxes	1,548	1,912	-19%
Income Taxes	590	791	-25%
Net Income	$958	$1,121	-15%
Diluted EPS	$0.08	$0.11	-27%
Diluted Shares	11,867	10,269	+16%
Adjusted EBITDA3	3,954	4,249	-7%

(1)
Attain Fertility Centers segment revenue reflects the consolidation of the Company’s former Fertility Centers and Consumer Services segments into one unit comprising all fertility-related businesses.  Prior year periods have been consolidated to reflect those results as if the consolidation occurred on January 1, 2009.

(2)
Vein Clinics operating income reflects the impact of new vein clinic pre-tax start-up costs of approximately $1.4 million in Q1 ’11 versus comparable expense of $39 thousand in Q1 ‘10.  New vein clinics typically reach breakeven within nine months of opening.

(3)
IntegraMed uses the term "Adjusted EBITDA" when reporting financial results in accordance with Securities and Exchange Commission rules regarding the use of financial measures not calculated in accordance with generally accepted accounting principles (GAAP). The Company uses Adjusted EBITDA as a management tool to measure and monitor financial performance.  The definition of Adjusted EBITDA contained herein corresponds to the definition of Adjusted EBITDA contained in the Company’s credit facility; certain of the covenants contained therein are tied to Adjusted EBITDA.  While providing useful information, Adjusted EBITDA should not be considered in isolation as a measure of financial performance under GAAP.  Investors should be aware that Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies and comparisons could be misleading unless all companies and analysts calculate this measure in the same fashion.  A reconciliation to Adjusted EBITDA is provided as supplemental data for this release.

Jay Higham, IntegraMed CEO, commented, “Q1 2011 revenue growth of $7.2 million represents the strongest first quarter growth that we have experienced since our acquisition of Vein Clinics of America in 2007 and demonstrates the impact of our investments over the last 12 months, the most significant of which was the launch of 11 new vein clinics.  As expected, our first quarter results were impacted by approximately $1.4 million in start-up losses associated with these new clinics.  During the first quarter we opened three new clinics along with one more clinic in early Q2 2011, bringing us to a total of 45 clinics in operation and positioning us to reach our previously stated goal of 50 clinics by year end. Absent the near-term impact of vein clinics investments, IntegraMed would have achieved strong growth in both net income and EBITDA in Q1 2011.  Importantly, vein clinics opened since January 1, 2010 contributed revenue of approximately $1.8 million in the first quarter.  Offsetting the $1.4 million in start-up losses was approximately $200 thousand in operating income from new clinics that have reached profitability.

“Operating income from our Attain Fertility Centers division was impacted by occupancy and marketing costs previously absorbed at the corporate G&A level being reallocated to the division.  The reallocation contributed to division operating income being essentially flat between the two periods.  From an EPS standpoint, Q1 results were also affected by a 16% increase in our diluted share count principally due to our mid-February 2010 public offering of 2.8 million common shares.  Going forward, the dilution from that offering will no longer affect year-over year EPS comparisons, and our net start-up losses should subside as we move into the second half of this year, putting us in a good position to deliver year-over-year EPS improvements.  We expect new clinic start up losses to approximate $1.6 million during the balance of 2011, though and increasing amount of these losses should be offset by performance at new clinics opened in 2010.”

Attain Fertility Centers

	Q1 2011		Q1 2010		$ Change			% Change
Revenue:	$48.6	M	$44.0	M	$	+4.6	M	+10%
Operating Income:	$4.4	M	$4.4	M		$0.0	M	0%
Fertility Partner Data:
New Patient Visits:	7,639		7,041			+598		+8%
IVF Cycles:	3,808		3,413			+395		+12%
IUI Cycles:	6,017		5,723			+294		+5%
Attain IVF Program Data:
Applications:	761		725			+36		+5%
Enrollments:	439		361			+78		+22%
Pregnancies:	267		216			+51		+24%

Attain Fertility Centers posted solid revenue growth based on improvements across key metrics such as in vitro fertilization (IVF) and intra uterine insemination (IUI) cycles and Attain IVF Program enrollments.  Continued growth in new patient visits at fertility partners, as well as strong growth in Attain IVF enrollments, provide an encouraging window on demand trends.

Expanded patient outreach and referral generation initiatives, as well as generally improved consumer confidence, played in important roll in Q1 growth in IVF and IUI cycles.  The Attain IVF family of fertility treatment financing programs delivered solid double-digit growth in Q1. Growth in the program is being supported by new financing options and more active direct-to-consumer marketing, including a more sophisticated and visible on-line presence.

Attain Fertility Centers expanded its Seattle-area operations through an in-market merger between Northwest Center for Reproductive Sciences and IntegraMed’s existing partner, Seattle Reproductive Medicine.  IntegraMed continues to pursue similar transactions in other markets where the Company can achieve attractive economies of scale and further expand its geographic footprint.

Mr. Higham commented, “We are seeking growth in the Attain Fertility Centers segment through the acquisition of additional fertility partner interests and by expanding our base of affiliates who offer our Attain IVF program.  As fertility specialists look to restore growth and improve profitability at their practices, we are confident IntegraMed’s long-term reputation and proven value proposition will enable us to be successful in building our base of partners.  And with over $45.5 million in net cash and equivalents to fund this activity, we are very well positioned to move forward on deals meeting our strict financial and operational criteria.”

Vein Clinics (VCA)

	Q1 2011		Q1 2010		$ Change			% Change
Revenue Mature Clinics (1)	$13.9	M	$13.0	M		$0.9	M	+8%
Revenue New Clinics (2)	$1.8	M	$0.0	M		$1.8	M	nm
Total Vein Clinics Revenue:	$15.7	M	$13.0	M	$	+2.7	M	+21%
Operating Income Mature Clinics	$2.9	M	$2.4	M		$0.5	M	+22%
Operating Income New Clinics	$(1.2	)M	$0.0	M		$(1.2	)M	nm
Division Overhead Expenses	$(1.4	)M	$(1.5	)M		$0.1	M	+7%
Total Vein Clinics Operating Income:	$0.2	M	$0.9	M		$-0.7	M	-71%
Inquiries:	5,733		5,244			+489		+9%
New Consultations:	3,723		3,420			+303		+9%
First Leg Starts:	2,125		1,882			+243		+13%
Total Clinics (net):	44		36			+8		+22%
(1)	Defined as clinics opened prior to January 1, 2010.
(2)	Defined as clinics opened after January 1, 2010.

Vein clinics division revenue growth reflected contributions from eleven new clinics opened over the past twelve months, as well as enhancements to the division’s marketing and patient referral programs and ongoing operational efficiency improvements at the clinic level.  Vein clinic growth is being supported by expanding patient awareness of the availability of minimally invasive vein care treatment options covered by most insurers.

In addition, average quarterly revenue per mature clinic (those open prior to January 1, 2010) grew from $387K to over $421K in the first quarter. This increase on a year- over-year basis is a result of an increased focus on maximizing operating efficiencies and on marketing initiatives.

Operating income declined 71% as new clinic start-up losses amounted to $1.4 million in Q1.  Vein clinic start-up losses will continue to impact the division’s financial performance for the balance of 2011, though the ramp in revenue from clinics opened in 2010 and to date in 2011 should help offset an increasing percentage of start-up losses in the later part of 2011.

Mr. Higham, added, “Our vein clinic business continues to demonstrate very strong performance, with solid top-line growth and improvement across key metrics.  We are very optimistic about the long-term growth potential, particularly as we are using many of the core principles that have served us well in our Attain Fertility Centers business.  Those factors include attracting the best talent, doing in-depth research on each market and its competitive landscape, and leveraging the value of our divisional and corporate infrastructure and capabilities to drive improved patient care along with operating excellence and efficiency.”

Cash Flow and Balance Sheet
Total assets grew to $150.9 million from $148.7 million at year-end 2010.  Cash and cash equivalents decreased by 9% to $45.5 million versus year end 2010, due to the acquisition of NCRS for approximately $2.4 million, $2.5 million in new vein clinic capital investments, draw-downs of accrued fertility physician compensation, upfront outlays for 2011 marketing, advertising and media purchases and the payment of medical malpractice and other insurance premiums.

IntegraMed Interim CFO, Tim Sheehan, stated, “IntegraMed delivered healthy cash flow from operations in Q1 2011 despite investments in the growth of our fertility and vein clinics businesses.  We have a robust balance sheet that should further strengthen as we proceed through 2011 and increasingly benefit from our vein clinic expansion as well as continued progress in our fertility business.”

The Company’s revenue cycle management discipline further reduced consolidated days sales outstanding (DSO) to 31.9 days at the end of Q1 ‘11 from 35.5 days at the end of Q1 ‘10.  Vein Clinic DSO improved 15.1% to 41.6 days and Attain Fertility Centers DSO improved 18.7% to 22.2 days, when compared to Q1 2010.  Attain IVF product revenues are paid up front in their entirety, eliminating any credit risk or receivable management issues.

About IntegraMed America, Inc.
IntegraMed is a leader in developing, marketing and managing specialty outpatient healthcare facilities, with a current focus on the fertility and vein care markets.  IntegraMed supports its provider networks with clinical and business information systems, marketing and sales, facilities and operations management, finance and accounting, human resources, legal, risk management, quality assurance, and fertility treatment financing programs.

Attain Fertility Centers, an IntegraMed Specialty, is the nation’s largest fertility center network, with 14 company-managed partner centers and 26 affiliate centers, comprising over 130 locations across 34 states and the District of Columbia.  Nearly one of every four IVF procedures in the U.S. is performed in an Attain Fertility Centers network practice.

Vein Clinics of America, an IntegraMed Specialty, is the leading provider of specialty vein care services in the U.S. The IntegraMed Vein Clinic network operates 45 centers across 14 states, principally in the Midwest and Southeast.

For more information about IntegraMed please visit: www.integramed.com for investor background, www.attainfertility.com for fertility, or www.veinclinics.com for vein care.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties.  Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to identify, consummate and finance future growth, changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission.  All information in this press release is as of May 5, 2011 and IntegraMed undertakes no duty to update this information.

Media & Investor Contacts:
Norberto Aja, David Collins
Jaffoni & Collins
inmd@jcir.com
(212) 835-8500
(tables follow)

INTEGRAMED AMERICA, INC.
Consolidated Statement of Operations
(all amounts in thousands, except per share amounts)

	Three months ended March 31,
	2011	2010
	(unaudited)
Revenue
Attain Fertility Centers	$48,599	$44,043
Vein Clinics	15,660	12,981
Total Revenues	64,259	57,024

Costs of services and sales
Attain Fertility Centers	44,164	39,598
Vein Clinics	15,412	12,114
Total Cost of Services and Sales	59,576	51,712

Operating Income
Attain Fertility Centers	4,435	4,445
Vein Clinics	248	867
Total Operating Income	4,683	5,312

General and administrative expenses	3,041	3,196
Interest income	(48)	(73)
Interest expense	142	277
Total other expenses	3,135	3,400

Income before income taxes	1,548	1,912
Income tax provision	590	791
Net income	$958	$1,121

Basic and diluted earnings per share of Common Stock:
Basic earnings per share	$0.08	$0.11
Diluted earnings per share	$0.08	$0.11

Weighted average shares – basic	11,813	10,217
Weighted average shares – diluted	11,867	10,269

INTEGRAMED AMERICA, INC.
SUPPLEMENTARY DATA
(all amounts in thousands)
(unaudited)

	Three months ended, March 31,
	2011	2010

Net Income	$958	$1,121

Adjustments:
Interest Expense	142	277
Income Tax Expense	590	791
Depreciation & Amortization	1,910	1,694
Amortization of Deferred Compensation	354	366
Adjusted EBITDA	$3,954	$4,249

Adjusted EBITDA Reconciliation (non GAAP)
Adjusted EBITDA represents net income plus interest, taxes, depreciation, amortization and amortization of deferred compensation.  The Company believes that the most directly comparable financial measure to Adjusted EBITDA in accordance with GAAP is net income.  The following table provides a reconciliation of Adjusted EBITDA to net income for the periods presented:

(more)

INTEGRAMED AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(all amounts in thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$45,474	$50,183
Patient and other receivables, net	8,172	7,350
Deferred tax assets	2,480	2,510
Other current assets	11,048	9,611

Total current assets	67,174	69,654

Fixed assets, net	21,828	19,264
Intangible assets, Business Service Rights, net	24,968	22,915
Goodwill	30,334	30,334
Trademarks	4,442	4,442
Other assets	2,142	2,046

Total assets	$150,888	$148,655

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,445	$3,626
Accrued liabilities	19,026	17,265
Current portion of long-term notes payable and other obligations	3,781	3,784
Due to Fertility Medical Practices, net	11,352	11,246
Attain IVF Refund Program and other patient deposits	17,132	15,852

Total current liabilities	53,736	51,773

Deferred tax liabilities	2,530	2,454
Long-term notes payable and other obligations	9,974	10,908
	66,240	65,135
Commitments and Contingencies

Shareholders' equity:
Common stock	119	117
Capital in excess of par	76,904	76,483
Other comprehensive loss	(42)	(55)
Treasury stock	(330)	(64)
Retained earnings	7,997	7,039
Total shareholders' equity	84,648	83,520

Total liabilities and shareholders' equity	$150,888	$148,655

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INTEGRAMED AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(all amounts in thousands)

	For the Three-month period ended March 31,
	2011	2010
	(unaudited)

Cash flows from operating activities:
Net income	$958	$1,121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,910	1,676
Deferred income tax provision	126	28
Deferred stock based compensation	353	366
Changes in assets and liabilities 
Decrease (increase) in assets:
Patient and other accounts receivable	(822)	(483)
Prepaids and other current assets	(1,437)	(2,869)
Other assets	(96)	196
(Decrease) increase in liabilities:
Accounts payable	(1,181)	(410)
Accrued liabilities	1,499	(389)
Due to medical practices	106	952
Attain IVF Refund patient deposits	1,280	1,166
Net cash provided by (used in) operating activities	2,696	1,354

Cash flows used in investing activities:
Purchase of business service rights	(2,377)
Purchase of fixed assets and leasehold improvements	(4,150)	(1,770)
Net cash used in investing activities	(6,527)	(1,770)

Cash flows used in financing activities:
Principle repayments on debt	(917)	(915)
Common stock transactions, net	-	19,088
Proceeds from stock option exercises	39	0
Net cash provided by (used in) financing activities	(878)	18,173

Net increase (decrease) in cash	(4,709)	17,757
Cash and cash equivalents at beginning of period	50,183	28,865
Cash and cash equivalents at end of period	$45,474	$46,622

Supplemental information:
Interest paid	$148	$321
Income taxes paid	$81	$362

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